UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2006

RELIANT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K (Form 8-K), “Reliant Energy” refers to Reliant Energy, Inc., and “we,” “us” and “our” refer to Reliant Energy and its subsidiaries.

Item 1.01            Entry into a Material Definitive Agreement.

Effective August 22, 2006, in connection with the appointment of Evan J. Silverstein as a member of the Board of Directors of Reliant Energy, as described in Item 5.02 below, Reliant Energy entered into a restricted stock agreement with Mr. Silverstein.  The restricted stock agreement provides for the issuance of 5,000 restricted shares of Reliant Energy’s common stock to Mr. Silverstein pursuant to the 2002 Long-Term Incentive Plan of Reliant Energy and in compliance with Reliant Energy’s standard non-employee directors’ compensation program.  The form of the restricted stock agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of August 22, 2006, the Board of Directors of Reliant Energy increased its number of directors by one and appointed Evan J. Silverstein as a Class III director with a term expiring in 2008.  The appointment of Mr. Silverstein fulfills a commitment made by Reliant Energy to Seneca Capital, L.P. to appoint a representative of a substantial institutional shareholder of Reliant Energy as a member of its Board of Directors.  The Board of Directors expects to determine Mr. Silverstein’s committee appointments in the near future.

As described in Item 1.01 above, the Board of Directors approved a grant of 5,000 restricted shares of Reliant Energy’s common stock to Mr. Silverstein on August 22, 2006 in connection with his election to the Board.

The press release issued by Reliant Energy announcing the appointment of Mr. Silverstein as a member of the Board of Directors is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d)	We furnish the following exhibits:
10.1—Form of Long-Term Incentive Plan Restricted Stock Award Agreement for directors’ initial grant
99.1—Press Release dated August 22, 2006

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)
Date: August 24, 2006	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Form of Long-Term Incentive Plan Restricted Stock Award Agreement for directors’ initial grant
99.1	Press Release dated August 22, 2006